UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

AEROSONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
(Address of principal executive offices and Zip Code)

(727) 461-3000
(Registrant’s telephone number, including Area Code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        The board of directors of Aerosonic Corporation (the “Registrant”) appointed Mr. Charles L. Pope as the Chief Financial Officer of the Registrant, which appointment was memorialized by the execution of an employment agreement, effective as of September 24, 2007 (the “Employment Agreement”), by and between the Registrant and Mr. Pope. The material items of the Employment Agreement are summarized below, and the full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. A copy of the Registrant’s press release announcing Mr. Pope’s appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement

        The term of the Employment Agreement commenced on September 24, 2007, and Mr. Pope’s employment is “at will”. The Employment Agreement is terminable by: (i) Mr. Pope on 30 days’ prior written notice, or immediately upon mutual agreement, and (ii) the Registrant at any time, with or without “cause” (as such is defined in the Employment Agreement), immediately upon written notice to Mr. Pope. In the event that the Registrant elects to terminate Mr. Pope without cause prior to September 23, 2008, then Mr. Pope will be entitled to receive severance payments equal to three months salary. In the event that the Registrant elects to terminate Mr. Pope without cause after September 23, 2008, then Mr. Pope will be entitled to receive severance payments equal to six months salary. In the event Mr. Pope’s employment under the Employment Agreement is terminated for cause, Mr. Pope thereafter has no right to receive any compensation or other benefits under the Employment Agreement.

        The Employment Agreement provides that Mr. Pope shall receive an annual base salary of $175,000. Any cash bonus to be paid to Mr. Pope and any participation in the Registrant’s stock incentive plan shall be determined by the Board of Directors of the Registrant in its sole discretion. Mr. Pope shall be entitled to participate in or become a participant in any fringe benefits and employee benefit plans maintained by the Registrant for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change, consistent with the terms of any such employee benefit plan. The Company shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Company’s business.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 24, 2007, the Registrant announced the appointment of Mr. Pope, age 55, as its Chief Financial Officer, which appointment was memorialized by the execution of the Employment Agreement. The information provided under Item 1.01 above under the section captioned “Employment Agreement” provides a summary of the material terms of the Employment Agreement and is incorporated into this Item by this reference.

         Mr. Pope joined the Registrant on September 24, 2007. From February 2005 through April 2007, Mr. Pope served as Chief Financial Officer for Reptron Manufacturing, a manufacturer of electronics services and engineering services. From April 2002 until February 2005, Mr. Pope served as Chief Financial Officer for SRI/Surgical, a provider to hospitals of reusable and disposable products used in surgical procedures. From February 2001 through March 2002, Mr. Pope served as Chief Financial Officer for UTEK Corporation, a business development company that acquires and funds the development of new university technologies. From 1979 through 1999, Mr. Pope was with PricewaterhouseCoopers LLP and left as a partner.  Mr. Pope holds a B.S. in economics and accounting from Auburn University, and he is a Certified Public Accountant in Florida.

         Mr. Pope does not hold any directorships with reporting companies in the United States. There are no family relationships between Mr. Pope and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Pope (or any member of his immediate family) had or is to have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated September 24, 2007, between the Registrant and Charles L. Pope.

99.1	Press Release of Aerosonic Corporation, dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: September 28, 2007	By: /s/ David A. Baldini
David A. Baldini
Chairman of the Board
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated September 24, 2007, between the Registrant and Charles L. Pope.

Exhibit 99.1	Press Release, dated September 24, 2007.